UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2014

_________________

WIDEPOINT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7926 Jones Branch Drive, Suite 520, McLean, Virginia (Address of Principal Executive Office)	22102 (Zip Code)

Registrant’s telephone number, including area code: (703) 349-2577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2014, WidePoint Corporation (the “Company”) and each of Steve L. Komar, the Company’s Chief Executive Officer, and James T. McCubbin, the Company’s Executive Vice President and Chief Financial Officer, mutually consented to the amendment of their respective employment agreements (each an “Amendment” and collectively the “Amendments”). Each Amendment provides for (i) an extension of the term of employment until March 31, 2016, subject to the Company’s unilateral option to terminate as of March 31, 2015, (ii) a base salary of two hundred sixty thousand dollars ($260,000.00) per annum and (iii) a reduction in scope of the severance payments due from the Company upon termination under certain circumstances. Copies of the Amendments are filed herewith as Exhibits 10.1 and 10.2 and the foregoing description is qualified by reference to the full text thereof.

Item 9.01(d) Financial Statements and Exhibits

10.1 Amendment, dated February 18, 2014, to Employment Agreement between WidePoint Corporation and Steve L. Komar, dated August 13, 2010.

10.2 Amendment, dated February 18, 2014, to Employment Agreement between WidePoint Corporation and James T. McCubbin, dated August 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

/s/ James T. McCubbin
Date:	February 20, 2014	James T. McCubbin
Vice President and Chief Financial Officer